UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2017

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 17, 2017, the Board of Directors of United Community Banks, Inc. (the “Company”) appointed Jefferson L. Harralson to serve as Executive Vice President and Chief Financial Officer of the Company and its wholly-owned bank subsidiary, United Community Bank (the “Bank”).

Mr. Harralson joins the Company after serving as a managing director of Keefe, Bruyette & Woods, Inc. (“KBW”), an investment bank specializing in the financial services sector. Mr. Harralson joined KBW as a vice president in 2002 and was charged with rebuilding the firm’s Southeastern Bank Research effort after September 11, 2001. He has led KBW’s Small and Midsized Bank Research team and most recently was associate director of research for the entire firm. Mr. Harralson earned his bachelor’s degree in business administration from Washington & Lee University and his master’s degree in finance from Georgia State University. He currently serves on the advisory board of Georgia State University’s J. Mack Robinson College of Business.

In consideration of Mr. Harralson’s agreement to serve in such capacities, and to compensate for consideration he would have otherwise received had he stayed with KBW, Mr. Harralson received a $315,000 signing bonus and was granted 14,000 restricted stock units by the Company that will vest over three years. Mr. Harralson will receive an annual base salary of $400,000 and will be eligible to participate in Company’s long-term incentive compensation plan, and all of its employee benefit plans, policies, and arrangements that are applicable to other senior executive officers of the Company. The Company will also enter into a change in control agreement upon terms substantially similar to those with other senior executives of the Company. Mr. Harralson will not be entering into an employment agreement with the Company. Further information about the Company’s executive compensation, incentive plans, benefits, and change in control agreements is included in the Company’s most recent proxy statement filed on March 24, 2017.

The Company previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2016 that Rex S. Schuette, the Company’s former Executive Vice President and Chief Financial Officer, intended to retire from the Company in 2017 following the selection of his successor. Effective April 17, 2017, upon Mr. Harralson’s appointment, Mr. Schuette resigned from his position as Executive Vice President and Chief Financial Officer of both the Company and the Bank.

In connection with Mr. Schuette’s retirement, the Company and Mr. Schuette entered into a consulting arrangement pursuant to which he will remain available to provide advisory services to the Company for one year. In addition, all outstanding restricted stock unit awards previously granted to Mr. Schuette under the Company’s employee stock option plan will remain outstanding, notwithstanding Mr. Schuette’s retirement, and will become payable according to the terms of the original awards.

Item 7.01	Regulation FD Disclosure.

On April 17, 2017, the Company issued a press release announcing the appointment of Mr. Harralson as Executive Vice President and Chief Financial Officer of the Company and the Bank, as well as Mr. Schuette’s resignation from such positions. A copy of the press release is attached hereto as Exhibit 99.1. The information provided in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
Chairman and
Chief Executive Officer

Date: April 21, 2017